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                                                                   Exhibit 4.15

                       FIRST AMENDMENT TO LOAN AGREEMENT
                         AND REAFFIRMATION OF GUARANTY

     THIS FIRST AMENDMENT TO LOAN AGREEMENT (this "Agreement") is made and entered into as of the 24th day of December, 2004, by and between STANDARD FEDERAL BANK, N.A., a national banking association ( "LENDER"), and BUGENE WELDING CO., a Michigan corporation ("BORROWER").

                                    RECITALS

     A. Lender has made or agreed to make to Borrower (i)certain revolving loans (the "Revolving Loans") in the original principal sum of up to $7,000,000, as evidenced by that certain Revolving Note dated as of August 11, 2004 (the "Revolving Note") and (ii) a certain term loan in the original principal sum of $1,394,000, as evidenced by that certain Term Note dated August 11, 2004 (the "Term Note")(collectively, the "Notes").

     B. The aforementioned loans were made pursuant to and secured by, inter alia, (i) a Loan Agreement dated August 11, 2004 (the "Loan Agreement"), between Borrower and Lender, (ii) a Securities Pledge Agreement ( the "Pledge Agreement") dated August 11, 2004, from Borrower in favor of Lender, (iii) a Continuing Unconditional Guaranty, (the "Guaranty") dated August 11, 2004, of Tarpon Industries, Inc. and (iv) the Other Agreements (as defined in the Loan Agreement).

     C. The Notes, the Loan Agreement, the Pledge Agreement, the Guaranty and the Other Agreements are collectively referred to herein as the "Financing Agreements." All other capitalized terms used herein and not otherwise defined herein shall have the same meanings as in the Loan Agreement.

     E. Lender and Borrower desire to amend the Loan Agreement to increase the Maximum Revolving Loan Limit from $7,000,000 to $9,000,000, and for the other purposes and on the terms set forth herein.

     Now therefore, in consideration of the foregoing recitals and mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. On and after the date hereof, the proviso at the end of the first paragraph of Section 2(a) of the Loan Agreement, shall be modified to read as follows:

     provided, that the Revolving Loan Limit shall in no event exceed Nine Million Dollars ($9,000,000)(the "MAXIMUM REVOLVING LOAN LIMIT").

     2. On and after the date hereof, the definition of "Maximum Loan Limit" in
Section 1 of the Loan Agreement shall be modified to read as follows:

          "MAXIMUM LOAN LIMIT" shall mean Ten Million Three Hundred Ninety-Four Thousand Dollars ($10,394,000).
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     3. On and after the date hereof, the terms "Maximum Revolving Loan Limit"
and "Maximum Loan Limit" as used in the Financing Documents, shall have the meanings set forth in the foregoing amendments.

     4. As a condition precedent to any obligations of the Lender under this Agreement, the guarantor under the Guaranty shall have executed a Reaffirmation of the Guaranty as provided on the signature page hereof, and Borrower shall have (i) delivered to Lender a replacement revolving promissory note in the original principal amount of up to $9,000,000, in replacement of and substitution for, but not a novation or satisfaction of, the Revolving Note; and
(ii) paid and/or reimbursed all fees, costs, and expenses owed to the Lender due and payable under the Financing Agreements and/or this Agreement as of the date hereof, including a commitment fee of $20,000 payable on the date hereof and all attorneys fees and costs incurred in the preparation hereof.

     5. Borrower hereby represents and warrants to Lender that the representations and warranties made by it in the Financing Agreements are true and correct as if made on the date hereof after accounting for the amendments set forth herein, and each further represents and warrants as follows:

     a. As of the date hereof, the Financing Agreements are in full force and effect, and Borrower is not in default in the payment of any sums, charges or obligations under the Financing Agreements or in the payment or performance of any covenants, agreements or conditions of Borrower contained in the Financing Agreements;

     b. As of the date hereof, Borrower has no right or claim of set-off, discount, deduction, defense or counterclaim which could be asserted in any action brought to enforce the Financing Agreements, and each hereby waives all of the same that it may have on the date hereof; and

     c. Borrower is not in default in the performance or observance of any of its covenants, agreements and obligations under the Financing Agreements, nor is there any other Event of Default under the Financing Agreements or any event which, with notice or the passage of time, would constitute an Event of Default thereunder.

     6. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute and be taken as one and the same instrument. None of the covenants, terms, or conditions of this Agreement shall in any manner be altered, waived, modified, changed or abandoned, except by written instrument, duly signed and delivered by all the parties hereto.

     7. This Agreement contains the whole agreement between the parties hereto as to the subject matter hereof and there are no other terms, obligations, covenants, representations, warranties, statements, or conditions, oral or otherwise, of any kind. This Agreement shall extend to, be obligatory upon and inure to the benefit of the respective successors and assigns of Borrower and Lender.

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     8.  Except as expressly amended hereby, all of the other terms, covenants, conditions and warranties contained in the Financing Agreements shall continue and remain unchanged and in full force and effect and are hereby ratified and confirmed. Borrower does hereby covenant and agree to pay the Indebtedness owed by it under the Financing Agreements at the times and in the manner provided therein and otherwise to comply with all the terms, covenants, conditions and warranties contained therein, as amended from time to time.

     In witness whereof, the parties hereto have duly executed this instrument as of the day and year first above written.

                                 EUGENE WELDING CO., a Michigan corporation

                                   By: /s/James T. House
                                       -----------------------
                                       12-24-04      , CFO
                                       --------------

                                 STANDARD FEDERAL BANK, N.A., a national
                                 banking association

                                 By: /s/Greg Boller
                                     ---------------------------
                                     Greg Boller, Vice President

                           REAFFIRMATION OF GUARANTY

     The undersigned, as guarantor of the indebtedness of Eugene Welding Co., pursuant to a certain Continuing Unconditional Guaranty executed by it on August 11, 2004, represents and warrants that: (i) the guaranty has not been modified or amended, nor have any provisions thereof been waived, nor is there existing any default thereunder, nor has there occurred any condition or event which, with the giving of notice or the passage of time, would result in a default thereunder, and the same is in full force and effect; and (ii) the undersigned has no claim or right of offset against Standard Federal Bank N.A. on the date hereof with regard to the guaranty, and waives all defenses to enforcement of the guaranty that it may have on the date hereof. The undersigned hereby reaffirms, confirms and ratifies to Standard Federal Bank N.A. all of the terms and provisions of the guaranty and each and every obligation thereunder.


                                  TARPON INDUSTRIES, INC., a Michigan
                                  corporation

                                  By: /s/James T. House
                                      ---------------------
                                      12-24-04 , CFO
                                      ---------


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                       FORM OF REPLACEMENT REVOLVING NOTE

Executed as of the 24th day of December,                  No._____
2004, at Troy Michigan.
$9,000,000.00


     THIS NOTE IS A REPLACEMENT AND SUBSTITUTE, FOR BUT NOT A REPAYMENT OF, THAT CERTAIN $7,000,000 REVOLVING NOTE DATED AS OF AUGUST 11, 2004, EXECUTED BY THE UNDERSIGNED AND PAYABLE TO THE ORDER OF LENDER, AND DOES NOT AND SHALL NOT BE DEEMED TO CONSTITUTE A NOVATION THEREFOR.

     FOR VALUE RECEIVED, the Undersigned promises to pay to the order of STANDARD FEDERAL BANK N.A. (hereinafter, together with any holder hereof, called "LENDER"), the principal sum of Nine Million and No/100 Dollars ($9,000,000.00) plus the aggregate unpaid principal amount of all advances made by Lender to the Undersigned pursuant to and in accordance with SUBSECTION 2(a) of the Loan Agreement (as hereinafter defined) in excess of such amount, or, if less, the aggregate unpaid principal amount of all advances made by Lender to the Undersigned pursuant to and in accordance with SUBSECTION 2(a) of the Loan Agreement. The Undersigned further promises to pay interest on the outstanding principal amount hereof on the dates and at the rates provided in the Loan Agreement from the date hereof until payment in full hereof.

     This Note is referred to in, and is delivered pursuant to, that certain Loan and Security Agreement, as it may be amended from time to time, together with all exhibits thereto, dated August 11, 2004, between Lender and the Undersigned (the "LOAN AGREEMENT"), to which references is hereby made for, among other things, the conditions under which this Note may be accelerated. All terms which are capitalized and used herein (which are not otherwise defined herein) shall have the meaning ascribed to such term in the Loan Agreement. This
Note is secured by the Collateral described in the Loan Agreement.

     THE UNDERSIGNED'S LIABILITIES TO LENDER UNDER THIS NOTE SHALL BE PAYABLE AT THE TIMES AND IN THE MANNER PROVIDED IN THE LOAN AGREEMENT.

     The Undersigned hereby authorizes the Lender to charge any account of the Undersigned for all sums due hereunder. If payment hereunder becomes due and payable on a Saturday, Sunday or legal holiday under the laws of the United States or the State of Michigan, the due date thereof shall be extended to the next succeeding business day, and interest shall be payable thereon at the rate specified during such extension. Credit shall be given for payments made in the manner and at the times provided in the Loan Agreement. It is the intent of the parties that the rate of interest and other charges to the Undersigned under this Note shall be lawful; therefore, if for any reason the interest or other charges payable hereunder are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Lender may lawfully charge the Undersigned, then the obligation to pay interest or other charges shall


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automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to the Undersigned.

     The principal and all accrued interest hereunder may be prepaid by the Undersigned, in part or in full, at any time; provided, however, that the Undersigned shall pay a prepayment fee as provided in the Loan Agreement.

     The Undersigned waives the benefit of any law that would otherwise restrict or limit Lender in the exercise of its right, which is hereby acknowledged, to set-off against the Liabilities, without notice and at any time hereafter, any indebtedness matured or unmatured owing from Lender to the Undersigned. The Undersigned waives or every defense, counterclaim or setoff which the Undersigned may now have or hereafter may have to any action by Lender in enforcing this Note and/or any of the other Liabilities, or in enforcing Lender's rights in the Collateral and ratifies and confirms whatever Lender may do pursuant to the terms hereof and of the Loan Agreement and with respect to the Collateral and agrees that Lender shall not be liable for any error in judgement or mistakes of fact or law.

     The Undersigned, any other party liable with respect to the Liabilities and any and all endorsers and accommodation parties, and each one of them, if more than one, waive any and all presentment, demand, notice of dishonor, protest, and all other notices and demands in connection with the enforcement of Lender's rights hereunder.

     The loan evidenced hereby has been made and this Note has been delivered at Troy, Michigan. THIS NOTE SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE STATE OF MICHIGAN AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING WITHOUT LIMITATION,THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, and shall be binding upon the Undersigned and the Undersigned's heirs, legal representatives, successors and assigns. If this Note contains any blanks when executed by the Undersigned, the Lender is hereby authorized, without notice to the Undersigned to complete any such blanks according to the terms upon which the loan or loans were granted. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or be invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Note.

     To induce the Lender to make the loan evidenced by this Note, the Undersigned (i) irrevocably agrees that, subject to Lender's sole and absolute election, all actions arising directly or indirectly as a result or in consequence of this Note or any other agreement with the Lender, or the Collateral, shall be instituted and litigated only in courts having situs in the County of Oakland, Michigan; (ii) hereby consents to the exclusive jurisdiction and venue of any State or Federal Court located and having its situs in said county; and (iii) waives any objection based on forum non-coveniens. IN ADDITION, LENDER AND THE UNDERSIGNED (OR ANY ONE OF THEM, IF MORE THAN ONE) HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS NOTE, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY THE UNDERSIGNED OR LENDER OR WHICH IN ANY WAY, DIRECTLY OR

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INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN THE UNDERSIGNED
AND LENDER. In addition, the Undersigned agrees that all service of process shall be made as provided in the Loan Agreement.

     As used herein, all provisions shall include the masculine, feminine, neuter, singular and plural thereof, wherever the context and facts require such construction and in particular the word "Undersigned" shall be so construed.

     IN WITNESS WHEREOF, each of the Undersigned, if more than one, has executed this Note on the date above set forth.



                                             EUGENE WELDING CO.
                                             a Michigan corporation


                                             By:
                                                  -------------------
                                                  12/24/04, CFO
                                                  --------


                                             Address:

                                             2420 Wills
                                             Marysville, Michigan 48040





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